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EXHIBIT 32.1

CERTIFICATION OF 10-K REPORT
OF
SCOTT'S LIQUID GOLD-INC.
FOR THE YEAR ENDED DECEMBER 31, 2004

1.
The undersigned are the Chief Executive Officer and the Chief Financial Officer of Scott's Liquid Gold-Inc. ("Scott's Liquid Gold"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-K Report of Scott's Liquid Gold for the year ended December 31, 2004.

2.
We certify that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Scott's Liquid Gold.

        This Certification is executed as of March 16, 2005.

/s/ MARK E. GOLDSTEIN Mark E. Goldstein President, Chief Executive Officer and Chairman of the Board
/s/ JEFFRY B. JOHNSON Jeffry B. Johnson Treasurer and Chief Financial Officer

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  EXHIBIT 32.1
CERTIFICATION OF 10-K REPORT OF SCOTT'S LIQUID GOLD-INC. FOR THE YEAR ENDED DECEMBER 31, 2004